American Skandia Trust
For the fiscal period ended 6/30/06
File number 811-5186

SUB-ITEM 77-0
Transactions Effected Pursuant to Rule 10f-3

EXHIBITS


I.   Name of Fund:  American Skandia Trust  AST Small-Cap Growth
Portfolio (Neuberger Berman Sleeve)

1.   Name of Issuer:
	Healthspring, Inc.

2.   Date of Purchase
	2/2/06

3.   Number of Securities Purchased
	 69,231

4.   Dollar Amount of Purchase
$87,750

5.   Price Per Unit
	$1.2675

6.   Name(s) of Underwriter(s) or Dealer(s)
      From whom Purchased
	Salomon Smith Barney

7.   Other Members of the Underwriting Syndicate
	  See Exhibit A

EXHIBIT A

UNDERWRITER

Goldman, Sachs & Co.
Citigroup
UBS Investment Bank
Lehman Brothers
CIBC World Markets
Raymond James
Avondale Partners